EXHIBIT 8.2

                                    OPINION

                                      of

                             DRINKER BIDDLE & REATH

                                   regarding

                      PENNSYLVANIA INCOME TAX CONSEQUENCES









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                                  LAW OFFICES

                             DRINKER BIDDLE & REATH

                      PHILADELPHIA NATIONAL TRUST BUILDING
                              1345 CHESTNUT STREET
                           PHILADELPHIA, PA 19107-3496
                            TELEPHONE: (215) 988-2700
                                  TELEX: 834684
                               FAX: (215) 988-2757







                                 August 7, 1995



Board of Directors
FJF Financial, Mutual Holding Company
6060 Ridge Avenue
Philadelphia, PA  19128

Board of Directors
Roxborough-Manayunk
  Federal Savings Bank
6060 Ridge Avenue
Philadelphia, PA  19128

Gentlemen:

          You have requested our opinion regarding certain Pennsylvania tax consequences to FJF Financial Mutual Holding Company ("FJF"), Roxborough-Manayunk Federal Savings Bank ("Bank") and their respective shareholders, depositors and members under the laws of the Commonwealth of Pennsylvania of the proposed interdependent transactions (the "Conversion and Merger") under which:

          (i) FJF will convert from the mutual form to a federal interim stock savings bank to be known as "FJF Financial Interim Federal Savings Bank" and simultaneously merge with and into Bank;

          (ii) Progress Federal Savings Bank ("Progress"), a wholly-owned subsidiary of Progress Financial Corporation ("Parent") will merge with and into Bank, upon the happening of which Bank will change its name to "Progress Bank" and become a wholly-owned subsidiary of Parent; and

          (iii) The shares of Bank not owned by FJF will be converted to Parent common stock pursuant to the Exchange Ratio,



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                            DRINKER BIDDLE & REATH


Board of Directors
FJF Financial, Mutual Holding Company

Board of Directors
Roxborough-Manayunk
  Federal Savings Bank
August 7, 1995
Page 2


pursuant to the Plan of Conversion adopted by the Boards of Directors of FJF and Bank on May 24, 1995, and the Agreement and Plan of Reorganization entered into by FJF, Bank, Parent and Progress on May 24, 1995. Capitalized terms not defined herein shall have the meanings ascribed to them in said Agreement and Plan of Reorganization.

          You have received an opinion of counsel (the "Federal Tax Opinion") from the firm of Malizia, Spidi, Sloane & Fisch, P.C., regarding certain federal income tax aspects of the Conversion and Merger. Based upon the facts stated in the Federal Tax Opinion, including certain representations of FJF and Bank, the Federal Tax Opinion concludes, among other things, that the Conversion and Merger qualify as tax-free reorganizations under Section 368(a)(1)(A) and Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, respectively, and that FJF, Bank, and their respective shareholders, depositors and members will not recognize income, gain or loss for federal income tax purposes upon the implementation of the Conversion and Merger.

          Based upon (1) the facts and circumstances attendant to the Conversion and Merger including the representations of FJF and Bank, as described in the Federal Tax Opinion, (2) current provisions of Pennsylvania law, as reflected in Pennsylvania statutes, administrative regulations and rulings thereunder, and court decisions, (3) the Federal Tax Opinion, and (4) the assumption that the Conversion and Merger will not result in the recognition of any gain or income on the books of FJF and Bank under generally accepted accounting principles ("GAAP"), it is our opinion that under the laws of the Commonwealth of Pennsylvania, the implementation of the Conversion and Merger will not cause any tax liability to be incurred (a) by FJF or Bank under the Pennsylvania Mutual Thrift Institutions Tax ("MTIT"), 72 P.S. Sec.8501 et seq., (b) by the members
                                                   ------
of FJF or the shareholders or the depositors of Bank under the Pennsylvania Personal Income Tax ("PIT"), 72 P.S. Sec.7301 et seq., except to the extent that
                                              ------
taxable income for federal income tax purposes is recognized by any such person as a result of the receipt of cash in lieu of fractional shares or on the exercise of dissenters


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                            DRINKER BIDDLE & REATH

Board of Directors
FJF Financial, Mutual Holding Company

Board of Directors
Roxborough-Manayunk
  Federal Savings Bank
August 7, 1995
Page 3


rights, and (c) by FJF under the Pennsylvania Corporate Net Income Tax ("CNIT"), 72 P.S. Sec.7401 et seq.
                 ------

          Our opinions herein are expressly limited to those taxes specified in the immediately preceding paragraph and specifically do not include any opinions with respect to the consequences of the implementation of the Conversion and Merger under any other taxes imposed by the Commonwealth of Pennsylvania or any other subdivision thereof, or imposed by states other than Pennsylvania and local jurisdictions of such states. In addition, the opinions herein specifically do not include (1) an opinion with respect to the consequences of the implementation of the Conversion and Merger under any local taxes imposed by any political subdivision of the Commonwealth of Pennsylvania, and under any state or local realty or other transfer tax, or (2) an opinion with respect to tax liabilities under the MTIT, the PIT, or the CNIT attributable to events after the Conversion and Merger.

          We are also not hereby opining on any federal income tax consequences or GAAP consequences of the Conversion and Merger. To the extent that such federal income tax consequences and GAAP consequences are relevant to our opinion with respect to the Pennsylvania tax consequences under the MTIT, the PIT, and the CNIT, we have relied solely on the Federal Tax Opinion described above, and we have assumed for purposes of our opinion that the Conversion and Merger will not result in the recognition of any gain or income on the books of FJF or Bank under GAAP.

          We hereby consent to the filing of this opinion as an exhibit to the Form AC of the Association filed with the Office of Thrift Supervision ("OTS") and the Registration Statement on Form S-1 of Parent filed with the Securities and Exchange Commission (the "SEC"), and to the reference to our firm in the Offering Prospectus related to this opinion. In giving this




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                            DRINKER BIDDLE & REATH


Board of Directors
FJF Financial, Mutual Holding Company

Board of Directors
Roxborough-Manayunk
  Federal Savings Bank
August 7, 1995
Page 4


consent, we do not thereby admit that we come within the category of persons whose consent is required by the rules of the OTS or the SEC.

                              Sincerely,

                              /s/ DRINKER BIDDLE & REATH

                              DRINKER BIDDLE & REATH

SDDH:EMM




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